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                                                                    EXHIBIT 99.2

                             ACTION TAKEN BY WRITTEN
                           CONSENT OF THE STOCKHOLDERS

                                       OF

                       BLUESTAR COMMUNICATIONS GROUP, INC.

          In accordance with Section 228 of the Delaware General Corporation Law, the undersigned, being the holder of shares of BlueStar Communications Group, Inc., a Delaware Corporation, hereby consents to, approves and adopts together as one matter:


        o an Agreement and Plan of Merger and Reorganization, dated as of June 16, 2000, by and among Covad Communications Group, Inc., a Delaware corporation, Covad Acquisition Corporation, a newly organized Delaware corporation and wholly owned subsidiary of Covad Communications, and BlueStar Communications Group, Inc., a Delaware corporation, as amended to date, and the merger contemplated by that agreement;

        o the form of the escrow agreement referred to in the merger agreement; and

        o the appointment of Christopher Lord as agent of the BlueStar stockholders under the merger agreement and the escrow agreement.

          This consent is given in respect of the number and class of shares specified below.

                                              By:__________________________
                                                 Name:
                                                 Title:



                                              Dated: _______________________



                                              Number of shares of:


                                              Common Stock:________________


                                              Series A Preferred Stock:_________


                                              Series B Preferred Stock _________


                                              Series C Preferred Stock _________